UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2006

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-49786 (Commission File Number)	38-3324634 (IRS Employer Identification no.)

161 Ottawa Avenue, N.W., Suite 607 Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

Registrant's telephone number,
including area code:  (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2006, Professionals Direct Insurance Services, Inc., a wholly owned subsidiary of Professionals Direct, Inc. (the “Company”), entered into an office lease for its principal executive offices (the “Lease”) with Fairplain Development Co., a Michigan limited partnership. The term of the lease begins July 1, 2006, and continues for ten years, subject to the Company’s option to renew for three succeeding periods of five years each. The Lease requires monthly base rent payments of $9,707.72 in year two (the base rent payments for year one were waived), increasing each subsequent year to $11,375.53 in year ten, plus the Company’s proportionate share of common area operating costs that are estimated to be approximately $5,000 per month in year one. The Lease provides the Company with a right of first refusal for the purchase of the premises and such other terms and conditions that would normally be included in a commercial lease of this type.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the direct financial obligation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2006	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer